Exhibit 10.27

LEASE

1. Identifications

          This LEASE is made and entered into this 8th day of November, 2000 by and between 175 GREAT ROAD, L.L.C. (the “Landlord”), having an address at do Connelly Properties, L.L.C., 57 Bedford Street, Suite 100, Lexington, Massachusetts 02420 and RNK, Inc., a Massachusetts corporation (the “Tenant”), having an address at 333 Elm Street, Dedham, Massachusetts 02026.

2. Lease: the Premises

          In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant hereinafter set forth, and upon the following terms and conditions, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord approximately 9,375 rentable square feet of floor area (the “Premises”), consisting of the entire second floor, and the battery room located on the first floor, of that certain building (the “Building”) situated on that certain parcel of land (the “Property”) known as and numbered 175 Great Road, Bedford, Massachusetts. The Premises is depicted on the floor plan attached hereto as Exhibit A. The Building and the Property are leased to the Landlord pursuant to that certain Ground Lease dated September 15, 1977, notice of which has been recorded with Middlesex South District Registry of Deeds in Book 13329, at Page 583, as affected by Assignment of Ground Lease and Assumption Agreement dated January 31, 1983, recorded with said Deeds in Book 14911, at Page 82 and confirmed by instrument recorded in Book 15489, at Page 89, and as affected by Assignment and Assumption of Ground Lease dated as of December 31, 1999, recorded with said Deeds in Book 31242, at Page 84. The Premises are leased together with rights, in common with the Landlord and all others from time to time lawfully entitled thereto, to use the driveways, walkways, parking area and other exterior areas of the Property for their intended purposes.

3. Condition of Premises

          The Landlord shall, at the Landlord’s cost and expense, complete the installation of carpeting in the hallway located on the second floor of the Building (the “Landlord’s Work”). The Landlord shall make commercially reasonable efforts to complete the Landlord’s Work before March 1, 2001. The Tenant shall accept the Premises in its “as is” condition as of the date hereof, subject to the Landlord’s obligation to complete the Landlord’s Work. The Tenant acknowledges and agrees that (a) the Premises are in good condition and satisfactory to the Tenant in all respects, (b) subject to the Landlord’s obligations under this Lease, the

Landlord has no obligation to make any alterations or improvements to the Premises other than the Landlord’s Work, and (c) no representations or warranties have been made by the Landlord or anyone purporting to act on behalf of the Landlord as to the condition or repair of the Premises or any portion thereof.

          At the request of the Tenant, the Landlord has agreed to relocate a wall located on the first floor of the Building in the proximity of the Building’s battery room. The Landlord shall make commercially reasonable efforts to complete such work on or before March 1, 2001. The Landlord has determined that the cost of such work will be $600 (the “Common Area Alteration Cost”). Upon completion of such work, the Landlord shall notify the Tenant, whereupon the Common Area Alteration Cost shall be paid by the Tenant to the Landlord, as Additional Rent hereunder, within ten (10) days after the Tenant’s receipt of such notice.

4. Term

          The term of this Lease (the “Term”) shall commence on March 1, 2001 (the “Term Commencement Date”) and shall expire, unless earlier terminated in accordance with the terms hereof, at midnight on the last day of sixtieth (60th) full calendar month following the Term Commencement Date.

5. Use of the Premises: Licenses and Permits

          The Tenant shall use the Premises only for general office use and for the provision of telecommunications services, to the extent now and hereafter from time to time permitted under applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction, and for no other use or purpose. The Tenant, its subtenants, licensees, invitees and any other users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from such governmental bodies in connection with any particular use of the Premises during the Term.

6. Rent

          a. Basic Rent. Commencing on the Term Commencement Date, the Tenant shall pay Basic Rent to the Landlord at the annual rate of Two Hundred Six Thousand Two Hundred Fifty Dollars and No Cents ($206,250.00), payable in advance on the first day of each calendar month during the Term in equal installments of Seventeen Thousand One Hundred Eighty-Seven Dollars and Fifty Cents ($17,187.50). Basic Rent shall be payable to the Landlord at the address set forth above or such other address as the Landlord may thereafter specify by notice to the Tenant, without counterclaim, set off, deduction or defense and, except as otherwise expressly provided herein, without abatement.

          b. Additional Rent. If at any time (and from time to time) during the Term, the Landlord estimates that the amount by which the aggregate of Taxes and Operating Costs incurred by the Landlord for any given calendar year will exceed the aggregate of Taxes and Operating Costs incurred by the Landlord for calendar year 2000, the Landlord shall provide the Tenant with written notice of the estimated amount payable by the Tenant in respect of Tenant’s Percentage of such deficit amount. Commencing with the next scheduled monthly rental payment that is at least ten (10) days following the Tenant’s receipt of such notice, the Tenant shall prepay to the Landlord, as Additional Rent hereunder and in the same manner as Basic Rent, 1/12 of the annual amount specified by the Landlord, which prepayments the Landlord agrees shall be applied, without interest, to such amounts as they actually become payable. As soon as any such amounts so payable are actually determined, but no later than April 30 of each year, the Landlord shall notify the Tenant of any overpayments or underpayments made by the Tenant If the Tenant has made an underpayment, the Tenant shall pay the underpaid amount to the Landlord within thirty (30) days of receiving said notice. If the Tenant has made an overpayment, the Landlord shall credit the Tenant the amount of such overpayment against future Basic Rent due under this Lease.

          As used herein, “Operating Costs” means any and all charges, costs, expenses, and obligations of every kind and nature whatsoever as the Landlord may from time to time actually incur in good faith with regard to the Premises or the operation or maintenance thereof, except as otherwise expressly agreed in this Lease, including, without limiting the generality of the foregoing, reasonable attorneys’ fees incurred by the Landlord in connection with any amendments to, consents under and subleases and assignments of this Lease requested by the Tenant and in connection with the enforcement of rights and pursuit of the remedies of the Landlord under this Lease (whether during or after the expiration or termination of the Term of this Lease) and fifty-four percent (54%) or such other percentage as the rentable square footage of the Premises bears to the rentable square footage of the Building (currently 17,500 rentable square feet) from time to time (“Tenant’s Percentage”) of Common Expenses as hereinafter defined. “Common Expenses” shall mean any and all charges, costs and expenses of every kind and nature whatsoever, which the Landlord may from time to time actually incur and the reasonable value, based on competitive rates, of any materials and services which the Landlord may provide in good faith with respect to the ownership, operation and maintenance of the Building and the Property, including, without limitation, (i) making repairs to and undertaking maintenance of the Building and the Property, including all alterations and improvements to the common areas of the Building; (ii) providing utilities, including heat, water, sewer, air conditioning and ventilation, to the Premises and to the common areas of the Building, expressly excluding electricity service for the Premises, for which the Tenant shall pay a separate charge as provided in Paragraph 9; (iii) providing daily cleaning and rubbish removal from the common areas; (iv) providing watering, landscaping and lawn care for the

Property; (v) sanding, plowing and removal of snow and ice from driveways, walkways and parking areas; (vi) maintaining casualty and liability insurance with respect to the Landlord, the Premises, the Building and the Property; and (vii) reasonable administrative and management costs of the Landlord.

          c. Late Payments. If any payment of Basic Rent or Additional Rent is not paid to the Landlord when due or within any applicable grace period hereunder, then at the Landlord’s option, and in addition to all other remedies hereunder, the Tenant shall pay upon demand to the Landlord as Additional Rent interest thereon at an annual rate equal to the Prime Rate of interest as from time to time published in The Wall Street Journal (the “Prime Rate”) plus three percent (3%), or the highest rate permitted by law, whichever is lower, such interest to be computed from the date such Basic Rent or Additional Rent was originally due through the date when paid in full.

          d. Audit Rights. Subject to the following terms, the Tenant shall have the right, at the Tenant’s sole cost and expense, to examine all documentation and calculations prepared in the determination of Operating Costs:

(i) Such documentation and calculation shall be made available to the Tenant during normal business hours at the Landlord’s offices after reasonable advance request by the Tenant to the Landlord.

(ii) The Tenant shall have the right to make such an examination no more than once in any given calendar year.

(iii) Any request for examination of documentation and calculations for Operating Costs in any calendar year may be made and completed no later than June 30 of the following calendar year. If the Tenant shall fail to timely request or perform any audit for any calendar year in accordance with the provisions of this Lease, then the Tenant shall be deemed to have irrevocably waived its right to conduct such an audit in respect of such calendar year.

(iv) Any such examination shall be conducted by the Tenant’s employees or an independent certified public accountant retained by the Tenant. No such accountant auditing the Landlord’s documentation and calculations on behalf of the Tenant shall be compensated on a contingent fee basis.

(v) As a condition to performing any such examination, the Tenant and its examiners may be required to execute and deliver to the Landlord a confidentiality agreement, whereby the Tenant and its examiners agree to keep confidential any information that they discover in the course of such examination.

(vi) No audit request shall extend the time within which the Tenant is obligated to pay amounts due hereunder in respect of Operating Costs, and the Tenant may not conduct any such audit at any time when there exists a default by the Tenant of any of its obligations hereunder.

7. Taxes

          As used herein, “Taxes” shall mean all taxes and excises upon the personal property and equipment of the Tenant located at the Premises or the Property and the Tenant’s Percentage of any and all real estate taxes, betterments and special assessments or amounts in lieu or in the nature thereof and any other taxes, levies, water rents, sewer use charges and other excises, franchises, imposts and charges, general and special (and the entire amount of any interest, penalties and costs attributable to delayed payment of the Tenant’s portion thereof where such delay is the fault of the Tenant) of whatever name and nature, and whether or not now within the contemplation of the parties hereto, which may now or hereafter be levied, assessed or imposed by the United States of America, The Commonwealth of Massachusetts, the Town of Bedford or any other authority, or become a lien upon all or any part of the Property, the Building, the Premises, the use or occupation thereof, or upon the Landlord and the Tenant in respect thereof, or upon the basis of rentals thereof or therefrom (except for the Landlord’s income, estate, gift or transfer taxes), or upon the estate hereby created, or upon the Landlord by reason of ownership of the reversion.

          The Tenant shall pay or cause to be paid directly to the appropriate taxing authority (or to the Landlord if the Landlord is billed therefor) as Additional Rent, not later than ten (10) days prior to the date the same are due, all taxes and excises, if any, upon the personal property and equipment of the Tenant located at the Premises or the Property.

8. Insurance; Waivers of Subrogation

          The Tenant shall, at its own cost and expense, obtain and throughout the Term shall maintain, with companies qualified to do business in Massachusetts and acceptable to any Mortgagees (as hereinafter defined) and reasonably acceptable to the Landlord, for the benefit as additional insureds of the Landlord and any Mortgagees as their respective interests may appear, comprehensive general liability insurance (with contractual liability rider) against claims for bodily injury, death or property damage occurring to, upon or about the Premises in limits of $2,000,000 for bodily injury or death and property damage occurring to, upon or about the Premises. The risk of loss to all contents of, and personal property and trade fixtures located in, the Premises is upon the Tenant, and the Landlord shall have no liability with respect thereto.

          During the Term, the Landlord shall keep the Building insured against all loss or damage caused by any peril covered under fire, extended coverage and “all-risk” insurance, in an amount equal to 100% of the full replacement cost thereof above foundation walls.

          The Landlord and the Tenant each hereby release the other from any liability for any loss or damage to the Building, the Premises or other property and for injury to or death of persons occurring on the Property or in the Building or the Premises or in any manner growing out of or connected with the Tenant’s use and occupation of the Premises, the Building or the Property or the condition thereof, whether or not caused by the negligence or other fault of the Landlord, the Tenant or their respective agents, employees, subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in Paragraph 14, but only to the extent that such loss or damage to the Building or other property or injury to or death of persons is covered by insurance which protects the Landlord or the Tenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available.

9. Utilities

          The Landlord and the Tenant acknowledge and agree that the consumption of electricity on each floor of the Building is measured by a separate meter. The Tenant shall contract with the responsible utility company for electric current in respect of the second floor of the Building. On or before the date such payments are due, the Tenant shall pay such utility company the entire cost of metered electric current in respect of the second floor of the Building. The Tenant shall also pay to the Landlord, upon demand and as Additional Rent, one-half of the cost of electricity in respect of exterior lighting at the Property and common areas within the Building, as measured by a separate meter (the “Common Electricity Costs”). The Landlord may from time to time estimate the annual amount of the Tenant’s share of the Common Electricity Costs, whereupon the Tenant shall pay the Landlord monthly with the Tenant’s payment of Basic Rent, as Additional Rent, 1/12 of such annual amount. No later than April 30 of each year, the Landlord shall notify the Tenant of any overpayments or underpayments made by the Tenant in respect of Common Electricity Costs for the prior calendar year. If the Tenant has made an underpayment, the Tenant shall pay the underpaid amount to the Landlord within thirty (30) days of receiving said notice. If the Tenant has made an overpayment, the Landlord shall credit the Tenant the amount of such overpayment against future Basic Rent due under this Lease.

          The Tenant shall also pay, as Additional Rent, for water beyond normal office usage, telephone service, overtime and special services as set forth below, which amounts the Landlord shall reasonably determine.

          The Landlord shall provide to the Premises heat, air conditioning, and ventilation, on an appropriate seasonal basis. In no event, however, shall the Landlord be required to provide heat, air conditioning, or ventilation to the Premises if any action of the Tenant, Act of God, or other unforeseen circumstances makes it impossible for the Landlord reasonably to do so. The Landlord shall provide customary cleaning and rubbish removal service to the Premises on each business day and customary dumpster services for the Premises; provided that (i) the Landlord may, if it deems it necessary, prescribe binding reasonable rules to facilitate the orderly provision of these services; and (ii) the Landlord’s duty shall be conclusively deemed relieved and discharged to the extent that any action by the Tenant, Act of God, or other reasonably unforeseen circumstances makes it impossible for the Landlord reasonably to provide these cleaning and rubbish removal services. In the event any of such services are interrupted for any reason other than an action of the Tenant, the Landlord shall use all commercially reasonable efforts to restore such services as soon as the causal circumstances abate.

10. Repairs

          From and after the commencement of and during the Term, the Tenant shall, at its own cost and expense: (i) make interior non-structural repairs, replacements and renewals as necessary to keep the Premises in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, reasonable wear and use and damage by fire or other casualty only excepted (it being understood, however, that the foregoing exception for reasonable wear and use shall not relieve the Tenant from the obligation to keep the Premises in good order, repair and condition); and (ii) keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, and other debris.

          From and after the commencement of and during the Term, the Landlord shall (x) make all necessary repairs, replacements and renewals, interior and exterior, structural and non-structural, to (1) keep the roof of the Building free of leaks, (2) maintain the foundation, floor slabs and other structural supports of the Building in good and sound condition, and (3) keep all electrical, mechanical, heating, ventilating and air conditioning, plumbing, sprinkler and other building systems and the parking areas, and other exterior portions of the Property in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, provided, however, that any repairs, replacements or renewals necessitated by damage caused by fire or other casualty shall be governed by the terms of Paragraph 15; (y) keep all driveways, walkways, parking areas and other improvements on the Property free of snow, ice and water accumulation, and sanded or salted as appropriate; and

(z) keep all lawns and landscaped areas of the Property watered, fertilized and neatly trimmed Notwithstanding the foregoing, the Tenant shall be responsible for the cost of any repairs, replacements or renewals necessitated by any act or neglect of Tenant or any of its officers, directors, agents, contractors, employees, licensees, invitees or anyone claiming by, through or under the Tenant.

11. Compliance with Laws and Regulations

          The Tenant agrees that its obligations to make payment of the Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as set forth in the event of condemnation by public authority, be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the use which may be made of the Premises.

          During the Term the Tenant shall comply, at its own cost and expense, with: all applicable laws, by-laws, ordinances, codes, rules, regulations, orders, and other lawful requirements of the governmental bodies having jurisdiction, which are applicable to, or by reason of, the Tenant’s use of the Premises or the fixtures and equipment therein and thereon; the orders, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises, the fixtures and equipment therein or thereon or the use thereof; and the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises, the Building or the Property and the fixtures and equipment therein and thereon.

12. Alterations by Tenant

          The Tenant shall erect no signs and shall make no alterations, additions or improvements in or to any portion of the Premises or any portion of the Building or the Property without the Landlord’s prior written consent. No alterations, additions or improvements shall be undertaken or begun by the Tenant until: (x) the Landlord has approved written plans and specifications that have been approved and stamped by a qualified licensed engineer or architect, and a time schedule for such work, (y) the Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by the Landlord, and (z) the Tenant has procured appropriate surety payment and performance bonds. The Landlord agrees that its consent shall not be unreasonably withheld with respect to (i) signs requested by the Tenant, provided such signs shall comply, and at all times shall continue to comply, with all zoning, building and other codes and regulations applicable thereto, and (ii) interior, non-structural alterations, additions and improvements to the Premises consistent with the use of the Premises as contemplated hereby. Any such consents to signs and to interior, non-structural alterations, additions and improvements may, if the Landlord so advises the Tenant as part of or by notice at the time of any such consent, be conditioned with specificity upon the Tenant’s being obligated to remove the same or specified portions thereof at the expiration or termination of this Lease and to restore the Premises to substantially its condition prior to such alterations, additions and improvements, as determined by the Landlord.

          Notwithstanding the foregoing, so long as the originally-named Tenant hereunder continues to occupy at least fifty percent (50%) of the rentable square footage of the Premises, the Tenant may install signs with the Tenant’s corporate name and/or logo on the Building and the Property in the exact locations of the existing signage for the tenant that occupied the Premises immediately prior to the Tenant, provided that: (1) the Tenant shall obtain the Landlord’s written approval as to the size, shape and appearance of such signs, and as to the plans and specifications relating to the installation of such signs, which approval shall not be unreasonably withheld or delayed, (2) the Tenant shall install such signs at its sole cost and expense, (3) the Tenant shall, at its sole cost and expense, obtain all approvals, licenses, permits and consents from governmental authorities with jurisdiction over such signs, (4) the Tenant shall cause the installation of such signs to be done in a good and workmanlike manner and in accordance with all applicable laws, and the provisions of all applicable insurance policies, (5) during the Term, the Tenant shall, at its sole cost and expense, maintain all such signs in good condition and in compliance with all applicable laws, and (6) the Tenant shall, at its sole cost and expense, remove such signs on or before the date on which the Term expires or is earlier terminated, and restore the Building and the Property to the condition in which it was prior to the installation of such signs.

13. Landlord’s Access The Tenant agrees to permit the Landlord and any Mortgagees and their authorized representatives to enter the Premises (i) at all reasonable times after at least 24 hours’ prior oral notice during usual business hours for the purposes of inspecting the same, exercising such other rights as it or they may have hereunder or under any mortgages and exhibiting the same to other prospective tenants, purchasers or mortgagees and (ii) at any time and without notice in the event of emergency. In exercising his rights under this Paragraph 13, the Landlord shall use commercially reasonable efforts to minimize disruption of and interference with the Tenant’s business activities at the Premises.

14. Indemnities

          The Tenant agrees to protect, defend (with counsel reasonably approved by the Landlord), indemnify and save the Landlord, any and all affiliates of the Landlord, and their respective partners, members, managers, officers, directors, contractors, agents and employees (collectively, “Landlord Parties”) harmless from and against any and all claims and liabilities arising: (i) from the conduct or management of or from any work or thing whatsoever done in or about the Premises during the Term and from any condition existing, or any injury to or death of persons or damage to property occurring or resulting from any act or omission during the Term in or about the Premises on the part of the Tenant or any of its agents, employees, subtenants, licensees, invitees or assignees; and (ii) from any negligent act or omission on the part of the Tenant or any of its agents, employees, subtenants, licensees, invitees or assignees. The Tenant further agrees to indemnify the Landlord and the Landlord Parties from and against all costs, expenses (including reasonable attorneys’ fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably suffered, paid or incurred by the Landlord or any of the Landlord Parties, the Tenant shall pay promptly upon demand to the Landlord as Additional Rent.

          The Landlord agrees to protect, defend (with counsel reasonably approved by the Tenant), indemnify and save the Tenant, any and all affiliates of the Tenant, and their respective partners, members, managers, officers, directors, contractors, agents and employees (collectively, “Tenant Parties”) harmless from and against any and all claims and liabilities arising from any negligent act or omission on the part of the Landlord or any of its agents, employees, or contractors. The Landlord further agrees to indemnify the Tenant and the Tenant Parties from and against all costs, expenses (including reasonable attorneys’ fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably suffered, paid or incurred by the Tenant or any of the Tenant Parties, the Landlord shall pay promptly upon demand to the Tenant.

15. Casualty Damage

          Except as provided below, in the event of partial or total destruction of the Premises during the Term by fire or other casualty, the Landlord shall, as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty, repair, reconstruct or replace the portions of the Premises destroyed as nearly as possible to their condition prior to such destruction, except that in no event shall the Landlord be obligated to expend more for such repair, reconstruction or replacement than the amounts of any such insurance proceeds actually received. During the period of such repair, reconstruction and replacement there shall be an equitable abatement of Basic Rent and Additional Rent hereunder for up to one (1) year from the date of such casualty in proportion to the loss of usable floor area in the Premises but only to the extent no action by the Tenant has voided or made uncollectible lost rentals insurance for the benefit of the Landlord covering such abatement.

          If the Building is so extensively destroyed by fire or other casualty that an independent engineer or architect certifies that the Premises cannot reasonably be expected to be susceptible of repair, reconstruction or replacement within a period of six (6) months from the date work were to commence thereon, or if any damage results from causes or risks not required to be insured against by the Landlord hereunder or if any Mortgagee refuses to make such net proceeds available for such repair, reconstruction or replacement, the Landlord may terminate this Lease by giving written notice to the Tenant within thirty (30) days after the date of such destruction. If, despite diligent efforts, the Landlord has been unable to restore the Premises to their condition prior to such destruction within nine (9) months following the date of such casualty, the Tenant may terminate this Lease by written notice to the Landlord. In the event of any such notice of termination, this Lease shall terminate as of, and Basic Rent and Additional Rent shall be appropriately apportioned through and abated from and after, the date of such notice of termination.

16. Condemnation

          If more than twenty percent (20%) of the usable floor area of the Premises, or more than twenty percent (20%) of the parking spaces designated for use by the Tenant shall be taken by eminent domain or appropriated by public authority or if the Tenant shall be deprived of all suitable vehicular or pedestrian access to the Premises or the Property by virtue of such a taking or appropriation, the Landlord or the Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after such taking or appropriation. In the event of such a termination, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession, or, if earlier, the date such taking or appropriation effects a complete deprivation of the Tenant’s right to use and occupy the Premises in accordance with this Lease, and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date.

          If any part of the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, (i) the Landlord shall, subject to the rights of any Mortgagees, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys’ fees, incurred by the Landlord in obtaining the same) to secure and close so much of the Premises as remain and shall restore the Building to an architectural whole and except that in no event shall the Landlord be obligated to expend more for such replacement than the net amount of any such damages, compensation or award which the Landlord may have received as damages in respect of the Building and any other improvements situated on the Property as they existed immediately prior to such taking or appropriation; (ii) there shall be an equitable adjustment of the Tenant’s Percentage and any then-current estimated amounts of Additional Rent payable by the Tenant (as determined by the Landlord pursuant to the terms of Paragraph 6b), and an abatement of Basic Rent, in proportion to the loss of usable floor area in the Premises after giving effect to such restoration, from and after the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession; and (iii) for all purposes under this Lease, the “Premises” shall be deemed to exclude those areas of the Premises so taken or appropriated by public authority as aforesaid.

          The Landlord hereby reserves, and the Tenant hereby assigns to the Landlord, any and all interest in and claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation, except so much of such damages or award as is specifically and separately awarded to the Tenant and expressly attributable to trade fixtures or moving expenses of the Tenant

17. Landlord’s Covenant of Quiet Enjoyment: Title

          The Landlord covenants that the Tenant, upon paying the Basic Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term as aforesaid free from interference by any other person claiming by, through or under the Landlord, subject, however, to all of the terms and provisions of this Lease and to all matters affecting record title.

18. Tenant’s Obligation to Quit

          The Tenant shall, upon expiration of the Term or other termination of this Lease, leave and peaceably and quietly surrender and deliver to the Landlord the Premises and any replacements or renewals thereof broom clean and in the order, condition and repair required by Paragraph 10 and the other provisions of this Lease, except, however, that the Tenant shall first remove any trade fixtures and equipment installed by, or owned or leased by, the Tenant or anyone claiming by, through or under the Tenant, and any alterations, additions and improvements which the Landlord has required be removed pursuant to the terms of Paragraph 12, restoring the Premises in each case to their condition prior to the installation of such fixtures or the undertaking of such alterations, additions or improvements, as the case may be. If the Tenant shall fail to surrender and deliver the Premises as and when required hereunder, the Tenant shall become a tenant at sufferance only, subject to all of the terms, covenants and conditions herein specified, except the annual rate of Basic Rent shall increase to 200% of the annual rate of Basic Rent then in effect. In addition, the Tenant shall indemnify, defend and hold the Landlord harmless from and against any direct and indirect loss, cost and damage (including, without limitation, reasonable attorneys’ fees) that the Landlord may suffer by reason of any holdover by the Tenant The provisions of this Paragraph 18 shall expressly survive the termination or expiration of this Lease.

19. Transfers of Tenant’s Interest

          The Tenant shall not assign or sublease or otherwise encumber all or any part of its interest in this Lease, the Premises, or the estate hereby created, without in each case first obtaining the prior written consent of the Landlord. The Landlord shall not unreasonably withhold such consent, but such consent may be conditioned upon, among other factors, a determination that the proposed use of the premises will be consistent with the requirements of this Lease and that the assignee, sublessee or other occupant has a Tangible Net Worth (as hereinafter defined) acceptable to the Landlord. In all events, the Landlord may condition the consent to any sublease or assignment upon (i) the Tenant agreeing to pay the Landlord fifty percent (50%) of the amount by which rentals and other amounts from time to time payable to or for the Tenant under such assignment or sublease exceed the Basic Rent and Additional Rent from time to time payable hereunder, with the balance to be paid to the Tenant, and (ii) upon the sublessee’s or assignee’s agreement to obtain the consent of the Landlord to any future or further sublease or assignment of its interest under this Lease. Any attempted assignment without the consent of the Landlord as contemplated hereby shall be void. Any transfer or series of related or unrelated transfers constituting a change in either (a) ownership of fifty percent (50%) or more, in the aggregate, of the shares or other beneficial ownership interests of the Tenant, or (b) the power to control or manage the Tenant’s affairs, directly or by electing or appointing directors, officers or managers, shall constitute an assignment for purposes of this Lease. Notwithstanding the foregoing, the initial public offering of the capital stock of the Tenant on any national stock market or exchange (such as NYSE, Nasdaq or Amex), and the subsequent public trading of such stock on such national markets or exchanges, shall not be deemed to be an assignment hereunder.

          Notwithstanding the foregoing terms of this Paragraph 19, if the Tenant is not in default of its obligations under this Lease, the Tenant may either assign this Lease or sublease all of any portion of the Premises without the Landlord’s consent, and without the Landlord having any right to recapture all or any portion of the Premises, to an Affiliate of Tenant (as hereinafter defined), or a Successor to Tenant (as hereinafter defined), provided that in any such event:

(1) the Tenant provides the Landlord with at least 10 days’ prior notice of the proposed assignment or sublease, together with a copy of the proposed form of assignment or sublease, and evidence satisfactory to the Landlord establishing that the transferee is an Affiliate of Tenant or a Successor to Tenant, as the case may be; and,

(2) the transferee agrees directly with the Landlord, by written instrument in form satisfactory to the Landlord in its reasonable discretion, to be bound by all of the obligations of the Tenant hereunder, including, without limitation, the covenant against further assignment or subletting.

          As used herein, an “Affiliate of Tenant” shall mean any entity Controlling, Controlled by, or under common Control with, the Tenant, but only as and for so long as such entity remains in such relationship with the Tenant. “Control” shall mean either (aa) owning more than fifty percent (50%) of the shares or other beneficial ownership interests of an entity, or (bb) possessing the power to control or manage the entity’s affairs, directly or indirectly by electing or appointing directors, officers or managers.

          As used herein, a “Successor to Tenant” shall mean any entity into or with which the Tenant is merged or consolidated, or to which all or substantially all of the Tenant’s assets or stock are transferred, provided that the successor to the Tenant has a Tangible Net Worth, computed in accordance with generally accepted accounting principles consistently applied (“GAAP”), at least equal to the greater of (y) the Tangible Net Worth of the Tenant immediately prior to such merger, consolidation or transfer, and (z) the Tangible Net Worth of the Tenant originally herein named as of the date of this Lease.

          As used herein, “Tangible Net Worth” shall mean the excess of total assets over total liabilities, in each case as determined in accordance with GAAP, excluding, however, from the determination of total assets all assets that would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

          Notwithstanding any term or provision herein to the contrary, (i) if the Tenant requests the Landlord’s consent to any proposed assignment of the Tenant’s interest under this Lease, or any proposed subletting by the Tenant of the entire Premises, the Landlord shall have the option, which may be exercised in the Landlord’s sole and absolute discretion within thirty (30) days thereafter, to terminate this Lease and to take back the Premises, in which case all of Tenant’s obligations and liabilities under this Lease (except for those obligations and liabilities that accrued prior to termination of this Lease and those obligations and liabilities that expressly survive termination or expiration of this Lease) shall cease as of such termination, and (ii) if Tenant requests Landlord’s consent to any proposed subletting of a portion of the Premises, Landlord shall have the option, which may be exercised in Landlord’s sole and absolute discretion within thirty (30) days thereafter, to suspend this Lease pro tanto with respect to the space that is the subject of the proposed sublease (the “Recapture Premises”), for the period of time during which the Tenant proposes to sublet the Recapture Premises (the “Recapture Period”). In such event, all of Tenant’s obligations under this Lease as to the Recapture Premises (except for those obligations that accrued prior to Landlord’s exercise of its right of recapture) shall cease for the Recapture Period, and the rent and other charges due from Tenant hereunder shall be reduced in proportion to the ratio of the number of rentable square feet in the Recapture Premises to the number of rentable square feet in the Premises.

          In all events the Tenant originally named herein and any guarantor of the obligations of the Tenant under this Lease shall, except to the extent of so much of the Premises as the Landlord elects to lease directly to any proposed sublessee or assignee as above provided, remain primarily and jointly and severally liable for, and any sublessee or assignee shall in writing assume, the obligations of the Tenant under this Lease.

          The Tenant shall reimburse the Landlord as Additional Rent, upon demand, for any costs that may be incurred by the Landlord in connection with any proposed assignment or sublease and any request for consent thereto, including without limitation the costs of making investigations as to the acceptability of any proposed assignee or subtenant, and attorneys’ fees.

          Collocation (as defined in Paragraph 33) shall not be deemed a sublease of the Premises. Collocation shall not relieve the Tenant from any of its obligations or liabilities under this Lease. The Landlord and the Tenant agree that the following factors are indicative, but not necessarily dispositive, as to the classification of a relationship between the Tenant and another person or entity using or occupying the Premises as a sublease or Collocation:

1.

Subleases are real estate possessory interests characterized by the existence of demising wall(s) within the Premises dividing space occupied by the Tenant and the applicable subtenant, but a sublease may exist without demising walls.

2.	Subleases are characterized by the existence of a separate access to the subleased premises, but a sublease may exist without a separate access.

3.	Collocation requires that the Tenant provide telecommunications services through the Tenant’s equipment at the Premises, but a sublease may exist where the Tenant is providing such services.

4.

Collocation agreements frequently are for a duration of two years or less or are terminable without cause on thirty (30) days’ notice, but a Collocation agreement may exist despite having a duration in excess of two years and/or it is not terminable without cause.

20. Transfers of Landlord’s Interest

          The Landlord shall have the right from time to time to sell or mortgage its interest in the Property, the Building and the Premises, to assign its interest in this Lease, or to assign from time to time the whole or any portion of the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any Mortgagees or other transferees designated by the Landlord in duly recorded instruments, and in any such case the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the terms of this Lease, upon demand to such Mortgagees and other transferees at the addresses mentioned in and in accordance with the terms of such instruments.

21. Mortgagees’ Rights

          The Tenant hereby agrees that this Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancings or restructurings thereof) of the Property, the Building or the Premises, whether or not such mortgage is filed subsequent to the execution, delivery or the recording of this Lease or any notice hereof (the holder from time to time of any such mortgage being in this Lease sometimes called a “Mortgagee”). The foregoing subordination shall be self-operative and automatically effective as to any mortgage filed subsequent to the execution and delivery hereof only if either the Mortgagee agrees in writing or such mortgage provides that, for so long as there exists no material default under this Lease by the Tenant, the Mortgagee will not, in foreclosing against or taking possession of the Premises or otherwise exercising its rights under such mortgage, disturb the Tenant’s possession of the Premises hereunder, or words of similar import. The Tenant hereby agrees to execute, acknowledge and deliver in recordable form such instruments confirming and evidencing the foregoing subordination as the Landlord or any such Mortgagee may from time to time reasonably require.

          Provided that the Tenant has been provided with notice of such mortgage and appropriate addresses to which notice should be sent, no notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise under law by reason of any such default (it being understood that no such remedy exists, or is implied by reason of this provision, under this Lease), unless the Tenant first gives such notice to any Mortgagees and provides such Mortgagees with sixty (60) days (or such shorter period of time as any Mortgagee may require under a separate agreement with the Tenant) after such notice to cure such default, or if such default is not reasonably susceptible of cure by Mortgagees (as in the case of the need to obtain possession of or right of entry into or upon the Premises) in sixty (60) days (or such shorter period of time as aforesaid), with such longer period of time as is reasonably necessary to cure such default, provided efforts to effectuate such cure are commenced within sixty (60) days (or such shorter period of time as aforesaid) and thereafter prosecuted to completion with reasonable diligence. The Tenant shall and does hereby agree, upon default by the Landlord under any mortgage, to attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, at its request as successor to the interest of the Landlord under this Lease, to execute, acknowledge and deliver such evidence of this attomment, which shall nevertheless be self-operative and automatically effective, as the Mortgagee or such successor may request and to make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, upon request. Any Mortgagee may, at any time, by giving written notice to, and without any further consent from, the Tenant, subordinate its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or filing thereof or otherwise.

22. Tenant’s Default: Landlord’s Remedies: Landlord’s Default

          If the Tenant shall default in the payment when due of any Basic Rent or Additional Rent, or if the Tenant shall default in the timely performance or observance of any of the other covenants contained in these presents and on the Tenant’s part to be performed or observed and shall fail, within thirty (30) days after the occurrence of such default, to cure such default, or if the estate hereby created shall be taken on execution, or by other process of law, or if the Tenant shall be involved in financial difficulties as evidenced

(1)

by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of trustees or other governing body the commencement of such a voluntary case,

(2)

by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition,

(3)	by the entry of an order for relief in any involuntary case commenced under said Title 11,

(4)

by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief,

(5)

by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or

(6)

by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

then and in any of said cases, the Landlord may, to the extent permitted by law, immediately or at any time thereafter and without demand but with at least five (5) days’ written notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of the Landlord’s former estate, and expel the Tenant and those claiming through or under the Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant

          No termination or repossession provided for in this Paragraph 22 shall relieve the Tenant or any guarantor of the obligations of the Tenant under this Lease of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either (i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the annual Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord’s reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable brokers’ and attorneys’ fees, or (ii) upon demand and at the option of the Landlord exercisable by the Landlord’s giving notice to the Tenant at any time after any such termination, the present value (computed at a capitalization rate based upon the Prime Rate) of the amount by which the payments of Basic Rent and Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date.

          Without thereby affecting any other right or remedy of the Landlord hereunder, the Landlord may, at its option, cure for the Tenant’s account any default by the Tenant hereunder which remains uncured after said thirty (30) days’ notice of default from the Landlord to the Tenant, and the cost to the Landlord of such cure shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing.

          No default on the part of the Landlord shall be deemed to have occurred hereunder unless the Landlord shall default in the performance or observance of any of its covenants contained in these presents and shall fail, within thirty (30) days after written notice of such default from the Tenant to the Landlord, to cure such default (or if such default cannot reasonably be cured within thirty (30) days, to commence to cure the default within said thirty (30) days and to continue diligently to pursue curing the same). The Tenant may, at its option, cure for the Landlord’s account any default which remains uncured after said thirty (30) day period (or after such longer period if the default cannot reasonably be cured within thirty (30) days). The Landlord shall reimburse the Tenant for its reasonable cost of such cure upon receipt of invoices, bills or other statements from the Tenant reasonably evidencing such costs. Notwithstanding the foregoing, if the Landlord shall default in the performance or observance of any of its covenants contained in these presents, and the conditions or circumstances relating to such default immediately threaten human safety or the structural integrity of the Premises, and the Landlord shall fail to respond within twenty-four (24) hours after written or oral notice of such default from the Tenant, then the Tenant may, at its option, cure such default for the Landlord’s account, provided, however, that to the extent that the Landlord determines, in its reasonable discretion, that the Tenant’s exercise of emergency self-help, or the actions taking by the Tenant in connection with any such exercise, were unnecessary or inappropriate, then the Landlord shall have no obligation to reimburse the Tenant for any costs or expenses incurred by the Tenant in connection therewith.

          In no event shall the Tenant be entitled to offset or deduct the cost of such cure from the rentals required to be paid hereunder. No Mortgagee, purchaser of the Premises at a foreclosure sale, or successor to the Landlord by a deed in lieu of foreclosure shall be liable for any such reimbursement to the Tenant.

23. Remedies Cumulative: Waivers

          The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord or the Tenant of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. In addition to the other remedies in this Lease provided, the Landlord shall be entitled to the restraint by injunction of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of or compliance with any of such covenants, conditions or provisions.

24. Brokers

          The Tenant and the Landlord each warrants and represents that it has not dealt with any broker in connection with the Premises or this Lease. The Tenant hereby indemnifies and holds the Landlord harmless from and against any liability for commissions due any broker or finder with whom the Tenant has dealt connection with the Premises or this Lease. The Landlord hereby indemnifies and holds the Tenant harmless from and against any liability for commissions due any broker or finder with whom the Landlord has dealt connection with the Premises or this Lease.

25. Notices

          Any notices, approvals, specifications, or consents required or permitted hereunder shall be in writing and mailed, postage prepaid, by registered or certified mail, return receipt requested, if to the Landlord or the Tenant at the addresses set forth herein, and if to any Mortgagee at such address as it may specify by such notice to the Landlord and the Tenant, or at such other address as any of them may from time to time specify by like notice to the others. Any such notice shall be deemed given when mailed, except that if any time period commences hereunder with notice, such time period shall be deemed to commence when such notice is delivered or, if earlier, when postal records indicate delivery was first attempted.

26. Estoppel Certificates

          The Tenant hereby agrees to from time to time, after not less than ten (10) days’ prior written notice from the Landlord, execute, acknowledge and deliver, without charge, to the Landlord, any Mortgagee or any other person designated by the Landlord, a statement in writing certifying: that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); that to the Tenant’s actual knowledge, there exist no defaults (or if there be any defaults, specifying the same); the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid; and that to its actual knowledge, the Tenant has no claims against the Landlord hereunder except for the continuing obligations under this Lease (or if the Tenant has any such claims, specifying the same).

27. Bind and Inure: Limited Liability of Landlord All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits, except that no violation of the provisions of Paragraph 19 shall operate to vest any rights in any successor or assignee of the Tenant and that the provisions of this Paragraph 27 shall not be construed as modifying any of the provisions of Paragraph 22.

          The Landlord shall not have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of the Landlord hereunder, the Tenant’s recourse and the Landlord’s liability hereunder being limited to the Property and the Building. The term “Landlord” as used in this Lease shall refer only to the owner or owners from time to time of the Property or the Building, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Property or the Building.

          In no event shall the Landlord be liable to the Tenant for any special, consequential or indirect damages suffered by the Tenant, the Landlord, or any other person or entity by reason of a default by the Landlord or the Tenant under any provisions of this Lease.

28. Environmental Compliance

          The Tenant shall not cause or permit any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, “Hazardous Materials”) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, “Hazardous Materials Activities”) without first receiving the Landlord’s written consent, which may be withheld for any reason and revoked at any time, if in the Landlord’s judgment such use shall be harmful or detrimental to any person or property on or about the Building or Property. If the Landlord consents to any such Hazardous Materials Activities, the Tenant shall conduct them in strict compliance (at the Tenant’s expense) with all applicable Regulations, as hereinafter defined, and use all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. The Landlord shall not be liable to the Tenant for any loss, cost, expense, claim, damage or liability arising out of any Hazardous Materials Activities by the Tenant, the Tenant’s employees, agents, contractors, licensees, customers or invitees, whether or not consented to by the Landlord. The Tenant shall indemnify, defend with counsel acceptable to the Landlord, and hold the Landlord and the Landlord Parties harmless from and against any and all loss, costs, expenses, claims, damages and liabilities arising out of any and all Hazardous Materials Activities at the Premises, whether or not consented to by the Landlord. For purposes hereof, Hazardous Materials shall include, but not be limited to, (i) substances defined as “hazardous substances”, “toxic substances”, or “hazardous wastes” in (a) the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) the federal Hazardous Materials Transportation Act, as amended, (c) the federal Resource Conservation and Recovery Act, as amended (“RCRA”); (ii) those substances defined as “hazardous wastes” in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); (iii) those substances defined as “hazardous materials” or “oil” in Massachusetts General Laws Chapter 21E, as amended; (iv) those substance regulated by any other federal, state, county, municipal or local laws relating to the environment or health and human safety (whether now existing or hereinafter enacted or promulgated); and (v) such substances as are defined in any regulations adopted and publications promulgated pursuant to any of said laws (collectively, “Regulations”). If the Landlord consents to any Hazardous Materials Activities, prior to using, storing or maintaining any Hazardous Materials on or about the Premises, the Tenant shall provide the Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. The Tenant shall also provide the Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If the Tenant’s activities violate or create a risk of violation of any Regulations or cause a spill, discharge, release or exposure to any persons or property, the Tenant shall cease such activities immediately upon notice from the Landlord. The Tenant shall immediately notify the Landlord both by telephone and in writing of any spill, discharge, release or exposure of Hazardous Materials in or about the Premises or of any condition in or about the Premises constituting an “imminent hazard” under any Regulations. The Landlord and the Landlord’s representatives and employees may enter the Premises at any time during the Term pursuant to Paragraph 13 to inspect the Tenant’s compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Regulations to any governmental agency with jurisdiction. The Landlord hereby consents to the Tenant’s use of normal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all Regulations and shall be subject to all of the other provisions of this Paragraph 28, except that the Tenant shall not be required to provide the Landlord with the aforesaid list of the types and quantities of such cleaning fluids and office supplies as long as limited to normal quantities.

          The Landlord consents to the continued presence and use by the Tenant of the existing back-up power generating equipment located at the Property, the operation of which requires fuel that constitutes a Hazardous Material, provided that at all times, (1) such use is in compliance with all Regulations and shall be subject to all of the terms and provisions of this Paragraph 28, (2) the Tenant shall maintain such equipment in accordance with all applicable legal requirements, and shall exercise due care and diligence in the use and operation of such equipment, (3) the Tenant shall obtain and maintain all permits, licenses, consents, approvals and registrations as may be required by any governmental authority to operate, maintain and repair such equipment (collectively, the “Generator Permits”), (4) the Tenant shall, upon request by the Landlord, provide to the Landlord copies of (a) all relevant maintenance agreements, (b) records of inspection, maintenance and testing, and (c) the Generator Permits. At the expiration or earlier termination of the Term, the Tenant shall remove such equipment and restore the Building and the Property to substantially their condition prior to the installation of such equipment, as determined by the Landlord.

29. Captions

          The captions for the numbered Paragraphs of this Lease are provided for reference only and they do not constitute a part of this agreement or any indication of the intentions of the parties hereto.

30. Integration

          The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

31. Severability: Choice of Law

          If any provision of this Lease shall be declared to be void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected. This Lease is made under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts.

32. Security Deposit

          a. General Provisions. The Tenant acknowledges that the Landlord is unwilling to execute this Lease unless the Tenant provides the Landlord with security for the Tenant’s obligations under this Lease as follows. The Tenant shall provide the Landlord with both a cash security deposit in accordance with Paragraph 32b below, and a letter of credit in accordance with Paragraph 32c below (the cash security deposit and the letter of credit referred to herein collectively as the “Security Deposit”). The application of all or any part of the Security Deposit by the Landlord in accordance with the terms of this Paragraph 32 shall not deprive the Landlord of any other rights or remedies that the Landlord may have under this Lease, at law or in equity, nor shall such application by the Landlord constitute a waiver by the Landlord. In no event shall the proceeds of the Security Deposit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages. The Tenant shall not have the right to call upon the Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of the Tenant hereunder, but such use shall be solely in the discretion of the Landlord.

          b. Cash Portion of the Security Deposit. The Tenant shall, at the time the Tenant executes and delivers this Lease to the Landlord, pay to the Landlord the amount of $17,187.50 (the “Cash Deposit”). The Tenant shall not be entitled to any interest on the Cash Deposit, and the Landlord shall have no obligation to maintain the Cash Deposit in a separate account (i.e., the Landlord shall have the right to commingle the Cash Deposit with other funds of the Landlord). If the Tenant shall default in any of its obligations under this Lease, beyond the expiration of all applicable notice, grace and cure periods, the Landlord shall have the right, without prior notice to the Tenant, to apply the Cash Deposit (or any portion thereof) towards the cure of any such default and to compensate the Landlord for any loss or damage that the Landlord may suffer by reason of such default. The Tenant shall promptly, upon notice from the Landlord, pay to the Landlord any amount so applied by the Landlord in order to restore the full amount of the Cash Deposit. Provided that the Tenant is not in default of any of its obligations under this Lease at the expiration or earlier termination of the Term, the Landlord shall refund to the Tenant any portion of the Cash Deposit that the Landlord is then holding (less the amount determined by the Landlord in good faith to be sufficient to cure any unsatisfied obligation of the Tenant) within thirty (30) days after such expiration or earlier termination of the Term, provided, however, that in addition to any other deductions the Landlord is entitled to make pursuant to the terms of this Lease, the Landlord shall have the right to make a good faith estimate of any unreconciled Additional Rent as of the expiration or earlier termination of the Term, and to deduct any anticipated shortfall from the Cash Deposit. Upon final reconciliation of all amounts owed by the Tenant under this Lease, the Landlord shall promptly return the balance (if any) of any amounts so retained by the Landlord to the Tenant.

          c. Letter of Credit Portion of the Security Deposit. The Tenant shall deliver to the Landlord, on the date that the Tenant executes and delivers this Lease to the Landlord, an Irrevocable Standby Letter of Credit (the “Letter of Credit”), which shall be (1) in the form attached hereto as Exhibit B, (2) issued by a bank reasonably acceptable to the Landlord upon which presentment may be made in Boston, Massachusetts, (3) in the amount of $17,187.50 (the “Letter of Credit Amount”), and (4) for a term of one (1) year, subject to extension in accordance with the terms of the Letter of Credit. The Letter of Credit shall be automatically renewable. If the issuer of the Letter of Credit gives notice of its election not to renew the Letter of Credit for any additional period pursuant thereto, the Tenant shall, on or before the date thirty (30) days prior to the expiration of the term of the Letter of Credit, deliver to the Landlord a new Letter of Credit satisfying the foregoing conditions (a “Substitute Letter of Credit”) in lieu of the Letter of Credit then being held by Landlord. If Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then the Landlord shall have the right, at any time after such event, without giving any further notice to the Tenant, to draw down the Letter of Credit (or Substitute Letter of Credit and/or Additional Letter(s) of Credit) and to hold the proceeds thereof in the same manner as allowed for the Cash Deposit under the provisions of Paragraph 32b.

          If the Tenant is in default of its obligations under this Lease beyond the expiration of all applicable notice, grace and cure periods, and if the Landlord has first applied the entire Cash Deposit pursuant to the terms of Paragraph 32b, then the Landlord shall have the right, at any time after such event, without giving any further notice to the Tenant, to draw down from said Letter of Credit, Substitute Letter of Credit or Additional Letter of Credit (as defined below), as the case may be, the amount necessary to cure such default. In the event of any such draw by the Landlord, the Tenant shall, within ten (10) business days of written demand therefor, deliver to the Landlord an additional Letter of Credit satisfying the foregoing conditions (“Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw. In addition, in the event of a termination based upon the default of the Tenant under this Lease, or a rejection of this Lease pursuant to the provisions of the Federal Bankruptcy Code, the Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from the Tenant to the Landlord under this Lease. Any amounts so drawn shall, at the Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code.

          To the extent that the Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, or Additional Letter of Credit (collectively “Collateral”) held by the Landlord, and to the extent that the Tenant is not otherwise in default of its obligations under this Lease as of the expiration or earlier termination of the Term, the Landlord shall return such Collateral to the Tenant within thirty (30) days after the expiration date, or earlier termination date, of the Term.

33. Engineering Reports.

          The Landlord has required the tenant occupying the Premises as of the date of this Lease (the “Prior Tenant”) to provide the Landlord with engineering reports, in form and substance reasonably acceptable to the Landlord and prepared and certified by a licensed engineer reasonably acceptable to the Landlord, evaluating the structural integrity of the roof of the Building (the “Engineering Reports”). If the Prior Tenant fails to provide the Landlord with the Engineering Reports on or before February 1, 2001, then the Tenant shall, at its sole cost and expense, provide the Landlord with the Engineering Reports on or before the Term Commencement Date.

34. Collocation

          The Tenant anticipates entering into so-called “collocation” arrangements with its customers (each a “Collocator”), whereby the Tenant’s customers are granted licenses to install telecommunications and computer equipment in the Premises (“Collocation”). The Tenant shall cause each Collocator to execute a written agreement (a “Collocator Agreement”) pursuant to which the Collocator shall agree to indemnify, defend and hold the Landlord and all Landlord Parties harmless from and against any and all any and all claims, actions, losses, damages (including, without limitation, loss of business income, loss of data, interruptions in service or other direct, indirect, incidental, consequential or punitive damages of any kind), costs and expenses (including without limitation reasonable attorneys’ fees), and liabilities, in contract, tort, or otherwise (collectively, “Claims”) suffered or alleged to be suffered by the Collocator by reason of any cause or condition whatsoever, including, without limitation, the negligence of the Landlord or those for whom the Landlord is legally responsible or any default by the Landlord in its obligations under this Lease, but specifically excluding any willful misconduct of the Landlord or those for whom the Landlord is responsible. If any Claim is made or threatened to be made by any Collocator against the Landlord or any of the Landlord Parties, then, within seven (7) days after written request by the Landlord, the Tenant shall deliver to the Landlord a copy of the Collocator Agreement executed by such Collocator. The Tenant shall defend (with counsel reasonably acceptable to the Landlord), indemnify and hold the Landlord harmless from and against any and all Claims from and against which any Collocator would have been required to indemnify, defend and hold the Landlord harmless under a Collocator Agreement if the Tenant fails to obtain such Collocator Agreement from any such Collocator.

          The Tenant shall cause each Collocator to maintain, or the Tenant shall itself maintain on behalf of each Collocator throughout the term of its applicable Collocation Agreement, term liability insurance with a combined single limit of at least $1,000,000 (subject to adjustment from time to time to such higher amount as may then be commercially reasonable and customary) covering the activities of such Collocator in and about the Building. Such insurance shall be issued by a carrier duly licensed in Massachusetts and having a rating of A-/IX or better in Best’s Insurance Guide. Such insurance shall include an endorsement naming the Landlord as an additional insured. The terms of this Paragraph 33 shall survive the expiration or earlier termination of this Lease as to any and all Claims arising during the Term.

[Signatures Appear on the Following Page]

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in quadruplicate under seal as of the date first above written.

LANDLORD:

175 GREAT ROAD, L.L,.C., a Delaware limited liability company

By:	Connelly Properties, L.L.C., a Delaware limited liability company, its Authorized Person

By: /s/ Mark Connelly
Name: Mark Connelly
Title:

TENANT:

RNK, INC., a Massachusetts corporation

By: /s/ Richard N. Koch
Name: Richard N. Koch
Title: President

EXHIBIT B

                               Form of Letter of Credit

BENEFICIARY:	ISSUANCE DATE:

175 GREAT ROAD, L.L.C.

do Connelly Properties, L.L.C.	IRREVOCABLE STANDBY
57 Bedford Street	LETTER OF CREDIT NO.
Lexington, MA 02420

ACCOUNTEE/APPLICANT:	CREDIT AMOUNT:
USD
RNK, INC.
MAXIMUM/AGGREGATE

GENTLEMEN:

          We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed________________________________ US Dollars ($ ___________) available by your draft(s) drawn on ourselves at sight accompanied by the original of this Letter of Credit and a written statement signed by a purportedly authorized officer, member or representative of Beneficiary certifying that:

1. An event of default has’ occurred and is continuing under the Lease dated , 2000 by and between 175 Great Road, L.L.C., as the Landlord, and RNK, Inc., as the Tenant (the “Lease”).

          2. The draft accompanying this Certificate does not exceed the lesser of (i) the amount permitted to be drawn by Beneficiary under the Lease with respect to the applicable event of default, and (ii) the Maximum/Aggregate Credit Amount under the Letter of Credit.

          Draft(s) must indicate name and issuing bank and credit number and must be presented at this office. You shall have the right to make partial draws against this Letter of Credit, from time to time.

          Except as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)”.

          This Letter of Credit shall expire at our office on _________________, 200_ (the “Stated Expiration Date”). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date (or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by registered mail (return receipt requested) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.